Vertex Energy, Inc. 8-K

Exhibit 99.2

Third Quarter 2023 Quarterly Results Summary Presentation November 2023

DISCLAIMER Forward - looking statements 2 Forward - Looking Statements Certain of the matters discussed in this presentation which are not statements of historical fact constitute forward - looking sta tements within the meaning of the securities laws, including the Private Securities Litigation Reform Act of 1995, that invol ve a number of risks and uncertainties. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and oth er words of similar meaning are intended to identify forward - looking statements but are not the exclusive means of identifying t hese statements. Any statements made in this presentation other than those of historical fact, about an action, event or development, are forward - looking statements. The important factors that may cause act ual results and outcomes to differ materially from those contained in such forward - looking statements include, without limitatio n; statements concerning: the Company’s engagement of BofA Securities, Inc., as previously disclosed; the review and evaluation of potential joint ventures, divestitures, acquisitions, me rgers, business combinations, or other strategic transactions and their impact on shareholder value; the process by which the Co mpany engages in evaluation of strategic transactions; the Company’s ability to identify potential partners; the outcome of potential future strategic transactions and the terms thereof; the fut ure production of the Company’s Mobile, Alabama Refinery (the “Mobile Refinery”); anticipated and unforeseen events which could r ed uce future production at the refinery or delay future capital projects, and changes in commodity and credits values; throughput volumes, production rates, yields, operating expenses and capital expendi tur es at the Mobile Refinery; the timing of, and outcome of, the evaluation and associated carbon intensity scoring of the Compa ny’ s feedstock blends by officials in the state of California; the ability of the Company to obtain low carbon fuel standard (LCFS) credits, and the amounts thereof; the need for additional capital in th e future, including, but not limited to, in order to complete future capital projects and satisfy liabilities, the Company’s abi lity to raise such capital in the future, and the terms of such funding; the timing of capital projects at the Company’s Mobile Refinery and the outcome of such projects; the future production of the Mo bil e Refinery, including but not limited to, renewable diesel production; estimated and actual production and costs associated w ith the renewable diesel capital project; estimated revenues, margins and expenses, over the course of the agreement with Idemitsu Kosan (“ Idemitsu ”); anticipated and unforeseen events which could reduce future production at the Mobile Refinery or delay planned and future ca pital projects; changes in commodity and credits values; certain early termination rights associated with third party agreements and conditions precedent to such agreements; certain mandatory redemption provisions of the outstanding senior con ver tible notes, the conversion rights associated therewith, and dilution caused by conversions and/or the exchanges of convertib le notes; the Company’s ability to comply with required covenants under outstanding senior notes and a term loan and pay amounts due under such senior notes and term loan, including interest and other amounts due thereunder; the ability of the Company to retain and hire key personnel; the level of competition in the Co mp any’s industry and its ability to compete; the Company’s ability to respond to changes in its industry; the loss of key personnel or failure to attract, integrate and retain additional personne l; the Company’s ability to protect intellectual property and not infringe on others’ intellectual property; the Company’s abili ty to scale its business; the Company’s ability to maintain supplier relationships and obtain adequate supplies of feedstocks; the Company’s ability to obtain and retain customers; the Company’s ability to pr odu ce products at competitive rates; the Company’s ability to execute its business strategy in a very competitive environment; t ren ds in, and the market for, the price of oil and gas and alternative energy sources; the impact of inflation on margins and costs; the volatile nature of the prices for oil and gas caused by sup ply and demand, including volatility caused by the ongoing Ukraine/Russia conflict and/or the Israel/Hamas conflict, increased in te rest rates, recessions and inflation; the Company’s ability to maintain relationships with partners; the outcome of pending and potential future litigation, judgments and settlements; rules and reg ula tions making the Company’s operations more costly or restrictive; volatility in the market price of compliance credits (prima ril y Renewable Identification Numbers (RINs) needed to comply with the Renewable Fuel Standard (“RFS”)) under renewable and low - carbon fuel programs and emission credits needed under other environmen tal emissions programs, the requirement for the Company to purchase RINs in the secondary market to the extent it does not ge ner ate sufficient RINs internally, liabilities associated therewith and the timing, funding and costs of such required purchases, if any; changes in environmental and other laws and r egu lations and risks associated with such laws and regulations; economic downturns both in the United States and globally, chang es in inflation and interest rates, increased costs of borrowing associated therewith and potential declines in the availability of such funding; risk of increased regulation of the Company’ s o perations and products; disruptions in the infrastructure that the Company and its partners rely on; interruptions at the Com pan y’s facilities; unexpected and expected changes in the Company’s anticipated capital expenditures resulting from unforeseen and expected required maintenance, repairs, or upgrades; the Compa ny’ s ability to acquire and construct new facilities; the Company’s ability to effectively manage growth; decreases in global de man d for, and the price of, oil, due to inflation, recessions or other reasons, including declines in economic activity or global conflicts; expected and unexpected downtime at the Company’s facil iti es; the Company’s level of indebtedness, which could affect its ability to fulfill its obligations, impede the implementation of its strategy, and expose the Company’s interest rate risk; dependence on third party transportation services and pipelines; risks related to obtaining required crude oil supplies, and the costs of s uch supplies; counterparty credit and performance risk; unanticipated problems at, or downtime effecting, the Company’s facilitie s and those operated by third parties; risks relating to the Company’s hedging activities or lack of hedging activities; and risks relating to planned and future divestitures, asset sales, joint v ent ures and acquisitions. Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward - look ing statements included in this communication are described in the Company’s publicly filed reports, including, but not limit ed to, the Company’s Annual Report on Form 10 - K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10 - Q for the quarter ended September 30, 2023, and future Annual R eports on Form 10 - K and Quarterly Reports on Form 10 - Q. These reports are available at www.sec.gov. The Company cautions that th e foregoing list of important factors is not complete. All subsequent written and oral forward - looking statements attributable to the Company or any person acting on behalf of the Com pany are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable fac tors also could have material adverse effects on Vertex’s future results. The forward - looking statements included in this presentation are made only as of the date hereof. Vertex cannot guarant ee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these fo rward - looking statements. Finally, Vertex undertakes no obligation to update these statements after the date of this presentation, except as required by law, and takes no obligation to update or cor rect information prepared by third parties that are not paid for by Vertex. If we update one or more forward - looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward - looking statements. Date of Information in Presentation All information in this presentation is as of November 7, 2023 (unless otherwise stated). The Company undertakes no duty to u pd ate any forward - looking statement to conform the statement to actual results or changes in the Company’s expectations. Industry Information In this presentation, we may rely on and refer to information regarding the refining, re - refining, used oil and oil and gas ind ustries in general from market research reports, analyst reports and other publicly available information. Although we believ e t hat this information is reliable, we have not commissioned any of such information, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified an y o f it. Projections The financial projections (the “Projections”) included herein were prepared by Vertex in good faith using assumptions believe d t o be reasonable. A significant number of assumptions about the operations of the business of Vertex were based, in part, on e con omic, competitive, and general business conditions prevailing at the time the Projections were developed. Any future changes in these conditions, may materially impact the ability of Vertex to achieve the financial results set forth in the Projections. The Projections are based on numerous assumptions, including real iza tion of the operating strategy of Vertex; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accou nti ng principles; general business and economic conditions; competition; retention of key management and other key employees; ab sen ce of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; static material and equipment pricing; no significant increases in interest ra tes or inflation; and other matters, many of which will be beyond the control of Vertex, and some or all of which may not mat eri alize . The Projections also assume the continued uptime of the Company’s facilities at historical levels and the successful funding of, timely completion of, and successful outcome of, pla nne d capital projects. Additionally, to the extent that the assumptions inherent in the Projections are based upon future busine ss decisions and objectives, they are subject to change. Although the Projections are presented with numerical specificity and are based on reasonable expectations developed by Vertex’s managemen t, the assumptions and estimates underlying the Projections are subject to significant business, economic, and competitive uncer tai nties and contingencies, many of which will be beyond the control of Vertex. Accordingly, the Projections are only estimates and are necessarily speculative in nature. It is expected tha t some or all of the assumptions in the Projections will not be realized and that actual results will vary from the Projectio ns. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Projections. The projected financial information containe d h erein should not be regarded as a representation or warranty by Vertex, its management, advisors, or any other person that th e P rojections can or will be achieved. Vertex cautions that the Projections are speculative in nature and based upon subjective decisions and assumptions. As a result, the Projections shoul d n ot be relied on as necessarily predictive of actual future events.

DISCLAIMER

Non-GAAP Financial Measures

Non-GAAP Financial Measures and Key Performance Measures

In addition to our results calculated under generally accepted accounting principles in the United States ("GAAP"), in this presentation we also present certain non-U.S. GAAP financial measures and key performance indicators. Non-U.S. GAAP financial measures include Adjusted EBITDA, Net Long-Term Debt and Net Leverage for the Company (collectively, the "Non-U.S. GAAP Financial Measures"). Key performance indicators include Fuel Gross Margin, Fuel Gross Margin Per Barrel, Operating Expenses Per Barrel of Throughput, Renewable Gross Margin and Renewable Gross Margin Per Barrel (collectively, the "KPIs"). EBITDA represents net income before interest, taxes, depreciation and amortization, for continued and discontinued operations. Adjusted EBITDA represents net income (loss) from operations plus unrealized gain or losses on hedging activities, Renewable Fuel Standard (RFS) costs (mainly related to Renewable Identification Numbers (RINs), and inventory adjustments, depreciation and amortization, acquisition costs, gain on change in value of derivative warrant liability, environmental clean-up, stock-based compensation, (gain) loss on sale of assets, interest expense, and certain other unusual or non-recurring charges included in selling, general, and administrative expenses. Net Long-Term Debt is long-term debt and lease obligations, adjusted for unamortized discount and deferred financing costs, insurance premiums financed, less cash and cash equivalents and restricted cash. Net Leverage is defined as Long-Term Debt divided by Adjusted EBITDA. Fuel Gross Margin is defined as gross profit (loss) plus unrealized gain or losses on hedging activities and inventory valuation adjustments, plus production costs, operating expenses and depreciation attributable to cost of revenues and other non-fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, RFS costs (mainly related to RINs), inventory valuation adjustments, fuel financing costs and other revenues and cost of sales items. Fuel Gross Margin Per Barrel of Throughput is calculated as fuel gross margin divided by total throughput barrels for the period presented. Operating Expenses Per Barrel of Throughput is defined as total operating expenses divided by total barrels of throughput. Renewable Fuel Gross Margin is defined as gross profit (loss) plus unrealized gain or losses on hedging activities and inventory valuation adjustments, plus production costs, operating expenses and depreciation attributable to cost of revenues and other non-fuel items included in costs of revenues including realized and unrealized gain or losses on hedging activities, inventory valuation adjustments, fuel financing costs and other revenues and cost of sales items. Renewable Fuel Gross Margin Per Barrel is Renewable Gross Margin divided by total renewable throughput barrels for the period presented.

The (a) Non-U.S. GAAP Financial Measures, which are "non-U.S. GAAP financial measures", and (b) the KPIs, are presented as supplemental measures of the Company's performance. They are not presented in accordance with U.S. GAAP. We use the Non-U.S. GAAP Financial Measures and KPIs as supplements to U.S. GAAP measures of performance to evaluate the effectiveness of our business strategies, to make budgeting decisions, to allocate resources and to compare our performance relative to our peers. Additionally, these measures, when used in conjunction with related U.S. GAAP financial measures, provide investors with an additional financial analytical framework which management uses, in addition to historical operating results, as the basis for financial, operational and planning decisions and present measurements that third parties have indicated are useful in assessing the Company and its results of operations. The Non-U.S. GAAP Financial Measures and KPIs are presented because we believe they provide additional useful information to investors due to the various noncash items during the period. Non-U.S. GAAP financial information and KPIs similar to the Non-U.S. GAAP Financial Measures and KPIs are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. The Non-U.S. GAAP Financial Measures and KPIs are unaudited, and have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our operating results as reported under U.S. GAAP. Some of these limitations are: the Non-U.S. GAAP Financial Measures and KPIs do not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; the Non-GAAP Financial Measures and KPIs do not reflect changes in, or cash requirements for, working capital needs; the Non-GAAP Financial Measures and KPIs do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, the Non-U.S. GAAP Financial Measures and KPIs do not reflect any cash requirements for such replacements; the Non-U.S. GAAP Financial Measures and KPIs represent only a portion of our total operating results; and other companies in this industry may calculate the Non-U.S. GAAP Financial Measures and KPIs differently than we do, limiting their usefulness as a comparative measure. You should not consider the Non-U.S. GAAP Financial Measures and KPIs in isolation, or as substitutes for analysis of the Company's results as reported under U.S. GAAP. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. We compensate for these limitations by providing a reconciliation of each of these non-U.S. GAAP Financial Measures and KPIs to the most comparable U.S. GAAP measure below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-U.S. GAAP Financial Measures and KPIs in conjunction with the most directly comparable U.S. GAAP financial measure.

We compensate for these limitations by providing a reconciliation of each of the non-GAAP Financial Measures to the most comparable GAAP measure and reconciliation of the KPIs, below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view the non-GAAP Financial Measures in conjunction with the most directly comparable GAAP financial measure. For more information on these non-GAAP financial measures and KPIs, please see the sections titled "Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput", "Unaudited Reconciliation of Adjusted EBITDA to Net loss from Continued and Discontinued Operations", and "Unaudited Reconciliation of Long-Term Debt to Net Long-Term Debt and Net Leverage", at the end of this release.

Management should confirm this information and the breakdown between non-GAAP and KPIs
Long-Term Debt as well? Is that a Non-GAAP item?
Additional tables should be included to reconcile the other non-GAAP and KPI numbers above.

VERTEX
3

THIRD QUARTER 2023 Performance Summary

COMPANY PERFORMANCE SUMMARY

Third Quarter 2023

3Q23 Performance Indicators

Key Performance Indicators ($/MM)

	3Q23	3Q22	% Y/Y
Total Gross Profit	$85.0	$63.3	34%
GAAP Net Income	19.8	22.2	(11%)
Adjusted EBITDA[1]	51.5	1.6	3,119%
Total Cash & Equivalents	79.3	122.4	(35%)
Net Long-Term Debt[2]	163.0	193.7	(16%)
Net Leverage[3]	1.3x	2.0x	(35%)

1. *A full-reconciliation of GAAP to Non-GAAP metrics is provided in the appendix of this presentation*
2. *Net debt defined as total long-term debt outstanding less cash and equivalents*
3. *Net leverage defined as net debt (cash) divided by trailing twelve-month adjusted EBITDA*

* *Total cash & equivalents, Net long-term debt, and net leverage stated as of 9/30/2023 & 9/30/2022, respectively*

3Q23 Performance Summary

Key Takeaways

- Reported net income (GAAP) of $19.8 million and Adjusted EBITDA of $51.5 million in 3Q23, versus net income of $22.2 million and Adjusted EBITDA of $1.6 million in 2Q22. Reported financial results include an inventory valuation adjustment of $9.4 million.
- Strong conventional throughput volumes of 80,171 barrels per day (bpd) exceed prior outlook and reflect continued smooth operations at Mobile Refinery (107% utilization) during 3Q23.
- Renewable Diesel (RD) facility throughput of 5,397 barrels per day (bpd)
  - Phase one capacity utilization of 67.5%
  - Volumes optimized for consideration of
    - prevailing economic market conditions
    - Current commercial obligations
    - Catalyst life preservation
    - Feedstock diet optimization process
- Ended 3Q23 with total net long-term debt of $163 million including cash and equivalents of $79.3 million, implying a leverage position of approximately 1.3x trailing-twelve-month ("TTM") Adjusted EBITDA.

VERTEX

5

MOBILE REFINERY PERFORMANCE

Third Quarter 2023

Mobile Performance Indicators

Third Quarter 2023

Conventional Fuels Refinery	1Q23	2Q23	3Q23	2023 YTD
Total Throughput (bpd)	71,328	76,330	80,171	75,976
Total Throughput (MMbbl)	6.42	6.95	7.38	20.74
Conventional Facility Capacity Utilization[1]	95.1%	101.8%	106.9%	101.3%
Direct Opex Per Barrel ($/bbl)	$3.84	$3.35	$2.40	$3.17
Fuel gross margin ($/MM)	$103.8	$55.7	$129.5	$289.0
Fuel Gross Margin Per Barrel ($/bbl)	$16.17	$8.03	$17.56	$13.94
Production Yield				
Gasoline (bpd)	15,723	17,812	21,287	18,295
% Production	22.7%	23.2%	26.6%	24.3%
ULSD (bpd)	14,720	15,618	16,479	15,612
% Production	21.2%	20.3%	20.6%	20.7%
Jet (bpd)	12,789	13,570	15,823	14,072
% Production	18.4%	17.7%	19.8%	18.7%
Total Finished Fuel Products	***43,232***	***47,000***	***53,589***	***47,979***
% Production	***62.3%***	***61.2%***	***67.0%***	***63.6%***
Other[2]	26,119	29,828	26,419	27,456
% Production	37.7%	38.8%	33.0%	36.4%
Total Production (bpd)	69,351	76,828	80,008	75,435
Total Production (MMbbl)	6.24	6.99	7.36	20.59

Renewable Fuels Refinery	1Q23	2Q23	3Q23	2023 YTD
Total Renewable Throughput (bpd)	-	2,490	5,397	3,952
Total Renewable Throughput (MMbbl)	-	0.23	0.50	1.08
Renewable Diesel Facility Capacity Utilization[3]	-	31.1%	67.5%	49.4%
Direct Opex Per Barrel ($/bbl)	-	$31.23	$23.05	$25.61
Renewable Fuel Gross Margin	-	($3.1)	$2.4	($0.7)
Renewable Fuel Gross Margin Per Barrel ($/bbl)	-	($13.66)	$4.78	($1.00)
Renewable Diesel Production (bpd)	-	2,208	5,276	3,750
Renewable Diesel Production (MMbbl)	-	0.20	0.49	1.02
Renewable Diesel Production Yield (%)	-	88.7%	97.8%	94.9%

Mobile Performance Summary

Key Takeaways

- Operated at 107% conventional capacity utilization in 3Q23, with total crude throughput of 80,171 barrels per day (bpd)
- Conventional fuel business operations generated $129.5 million of fuel gross margin before RIN expense, depreciation and operating expenses in cost of sales in 3Q23
- Conventional fuels business generated $17.56 of total Fuel Gross Margin Per Barrel of Throughput for 3Q23
- Operated at 67.5% renewable fuels capacity utilization in 3Q23, with total throughput of 5,397 barrels per day (bpd) and production yield of 97.8%
- Renewable fuels business operations generated $2.4 million of fuel gross margin in 3Q23
- Renewable fuels business generated $4.78 of total Renewable Fuel Gross Margin Per Barrel of Throughput for 3Q23

1.) Assumes 75,000 barrels per day of conventional operational capacity
2.) Other includes naphtha, intermediates, and LPG
3.) Assumes 8,000 barrels per day of renewable fuels operational capacity

VERTEX

6

RENEWABLE DIESEL UPDATE

Proven Production with Continued Feedstock Diversification Progress

PROJECT SUMMARY SPECS	
Proven Feedstocks	• Soybean Oil, Tallow, DCO[1], and Canola completed • Sampling and Testing underway for UCO[2]
Primary Products	• Renewable Diesel Fuel
Project Budget	• Phase I Capex: $110-115 million (*completed*)
Output Timeline	• Initial commercial sales transactions of RD announced on June 26th, 2023
Projected Renewable Capacity	• ~8 Mbbl/d – Phase I • ~14 Mbbl/d – Phase II (Hydrogen supply installed)
Supply Agreements	• Idemitsu Apollo (5-year)
Offtake Markets	• California market

Pathway Updates

- Phase I operational capacity validated at 8,000 bpd
  - Current throughput levels optimized for current economics and feedstock blending required for LCFS proprietary carbon intensity approval process for Soy, DCO, Canola and Tallow
- Temporary LCFS[3] filings completed, LCFS credits to be received for all RD production in 3rd & 4th quarter
  - Default CI scores applied to production until provisional feedstock pathway approvals are secured which will be based on actual carbon intensity scores specific to Vertex production
  - LCFS credits to contribute to 4th quarter financial performance
- Feedstock optimization strategy progressing ahead of schedule
  - Additional suppliers approved and providing new commercial quantities of Soy, DCO, Canola and Tallow
  - Initial suppliers have provided samples of UCO for testing and qualification process which is now underway and being advanced by several months

1.) DCO – "Distillers Corn Oil"
2.) UCO – "Used Cooking Oil"
3.) LCFS – "Low Carbon Fuel Standard"
4.) RBD – "refined, bleached, deodorized"

VERTEX

7

5 6 7 8 9 10 11 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'22 '17-'22 Average 2022 2023 DOMESTIC FUELS DEMAND Conventional Refined Fuels Demand Remains Strong 8 US Gasoline Demand ( MMbpd ) US Distillate Demand ( MMbpd ) 3 4 5 6 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'22 '17-'22 Average 2022 2023 Source: Bloomberg; data as of 10/26/2023

DOMESTIC FUELS INVENTORIES REMAIN TIGHT Distillate Inventory Levels Remain Below 5 - Year Average, Gasoline Inventory Levels Building US Gasoline Inventories 9 ( MMbbl ) US Distillate Inventories ( MMbbl ) Source: Bloomberg; data as of 10/26/2023 80 100 120 140 160 180 200 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'22 '17-'22 Average 2022 2023 200 210 220 230 240 250 260 270 280 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'22 '17-'22 Average 2022 2023

DOMESTIC FUELS PRODUCTION LEVELS Production Levels In - Line With Historical Averages US Conventional Gasoline Production 10 ( MMbpd ) US Distillate Production ( MMbpd ) Source: Bloomberg; data as of 10/26/2023 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'22 '17-'22 Average 2022 2023 5.0 6.0 7.0 8.0 9.0 10.0 11.0 12.0 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec '17-'22 '17-'22 Average 2022 2023

$1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 $/Gal COMMODITIES FUTURES MARKETS Gasoline & Diesel Futures Pricing Reflects More Normalized Margin Environment In 2024 11 Gasoline Monthly Futures Price ($/Gal) ULSD Monthly Futures Price ($/Gal) $2.00 $2.20 $2.40 $2.60 $2.80 $3.00 $/Gal FY 2024 4Q24 3Q24 2Q24 1Q24 FY 2023 4Q23 3Q23 2Q23 1Q23 $2.34 $2.17 $2.41 $2.48 $2.28 $2.52 $2.41 $2.69 $2.61 $2.37 Gasoline ($/gal) $2.66 $2.60 $2.62 $2.66 $2.76 $2.86 $2.62 $3.00 $2.65 $3.17 ULSD ($/gal) $80.11 $77.68 $79.13 $80.91 $82.77 $78.86 $79.12 $82.03 $76.22 $78.00 WTI Crude ($/Bbl) Source: Bloomberg; data as of 10/26/2023

Crude Futures Curve Remains Backwardated 12 COMMODITIES FUTURES MARKETS FY 2024 4Q24 3Q24 2Q24 1Q24 FY 2023 4Q23 3Q23 2Q23 1Q23 $2.34 $2.17 $2.41 $2.48 $2.28 $2.52 $2.41 $2.69 $2.61 $2.37 Gasoline ($/gal) $2.66 $2.60 $2.62 $2.66 $2.76 $2.86 $2.62 $3.00 $2.65 $3.17 ULSD ($/gal) $80.11 $77.68 $79.13 $80.91 $82.77 $78.86 $79.12 $82.03 $76.22 $78.00 WTI Crude ($/Bbl) 0.7 0.8 0.9 1.0 1.1 Current 1 Year Ago 2 Years Ago $60.00 $70.00 $80.00 $90.00 Current 1 Year Ago 2 Years Ago Source: Bloomberg; data as of 10/26/2023

BALANCE SHEET UPDATE Reduction of High Interest Term Loan, Convertible Notes, Remains a Priority 13 Outstanding Debt Details ($/MM) Debt Maturity Schedule ($/MM) ► Current total long - term debt $242.3 million ► Current cash & equivalents $79.3 million ► Net long - term debt = $163.0 million ► 9/30/23 Net Leverage 3 = 1.3x ► $79.9 million convertible equity exchange transaction completed in 2Q 2023 ► $15.2 million convertible note principal outstanding * See "Non - GAAP Financial Measures and Key Performance Measures", above and the appendix hereto, below 1. Including restricted cash of $3.6 million 2. Net long - term debt defined as total long - term debt outstanding less cash and equivalents 3. Net leverage defined as net debt (cash) divided by trailing twelve - month adjusted EBITDA (see reconciliations to non - GAAP me asures at end of this presentation Principal Maturity Coupon Instrument 15.2 2027 6.25% Senior Convertible Note 148.0 2025 16.00% Term Loan 69.0 - - Finance Lease Obligations 10.1 - - Other $242.3 Total 79.3 Cash & equivalents 1 $163.0 Net Long Term Debt * 1.3x Net Leverage * $0 $25 $50 $75 $100 $125 $150 $175 $200 Sr. Convertible Note Term Loan Finance Lease

Hedge Position Contract Details FINANCIAL AND OPERATING GUIDANCE Fourth Quarter 2023 Fixed Price Hedges 14 • Seasonal weakness in gasoline markets anticipated • Opportunistic sale of fixed price gasoline swaps • Average of 25% of expected 4Q 2023 gasoline production hedged • Weighted average fixed price of $13.00/ Bbl • Remaining opportunistic for additional commodity price risk aversion 1.) % hedged assumes mid - point of operating guidance of 69 Mbbld and mid - point of gasoline production yield of 26% Approximate % Hedged Mid - Point Price Contract Contract Asset Hedged 1 Volumes (bbl) Prod'n (Bbl) ($/bbl) Period Details Type 26.4% 147,000 556,140 $18.43 October CBOB/LLS Swap Fixed Price Swap 27.3% 147,000 538,200 $11.20 November CBOB/LLS Swap Fixed Price Swap 26.4% 147,000 556,140 $9.36 December CBOB/LLS Swap Fixed Price Swap 26.7% 441,000 1,650,480 $13.00 Total

COMMODITY PRICE RISK MANAGEMENT

Fourth Quarter 2023 Outlook

Projected Financial Guidance

Fourth Quarter 2023

Conventional Fuels	*4Q 2023*	
Operational:	**Low**	**High**
Mobile Refinery Conventional Throughput Volume (Mbpd)	68.0	71.0
Capacity Utilization	*91%*	*95%*
Production Yield Profile:		
Percentage Finished Products[1]	64%	68%
Intermediate & Other Products[2]	36%	32%

Renewable Fuels	*4Q 2023*	
Operational:	**Low**	**High**
Mobile Refinery Renewable Throughput Volume (Mbpd)	4.0	6.0
Capacity Utilization	*50%*	*75%*
Production Yield	97%	98%
Yield Loss	3%	2%

Consolidated	*4Q 2023*	
Operational:	**Low**	**High**
Mobile Refinery Total Throughput Volume (Mbpd)	72.0	77.0
Capacity Utilization	*87%*	*93%*
Financial Guidance:		
Direct Operating Expense ($/bbl)	$3.95	$4.20
Capital Expenditures ($/MM)	$15.00	$20.00

1.) Finished products include gasoline, ULSD, and Jet A
2.) Intermediate & Other products include Vacuum Gas Oil (VGO), Liquified Petroleum Gases (LPGs), and Vacuum Tower Bottoms (VTBs)

Management Commentary

Fourth Quarter 2023

- For the fourth quarter 2023, the Company expects the Mobile Refinery to generate total throughput of between 68,000 to 71,000 bpd, reflecting between 91% and 95% total conventional facility capacity utilization. Reduced outlook for conventional throughput volumes reflects:
  - Planned downtime to proactively perform certain maintenance / repair operations
  - Downtime for Pitstop on crude unit #1
- Management expects 64% to 68% of its refined product output to be higher-value finished products such as gasoline, diesel and Jet fuel, with the remainder reflecting intermediate and other products
- Vertex expects direct operating expense per barrel for consolidated operations of between $3.95 to $4.20 per barrel in the fourth quarter 2023
- Vertex anticipates total consolidated capital expenditures of between $15 million and $20 million in the fourth quarter 2023

VERTEX

15

OUR STRATEGIC FOCUS 16 ASSET UTILIZATION • Target investments expected to drive long - term profitability at Mobile Refinery • Leverage expertise with complementary assets in adjacent markets • Vertically integrate from feedstock to retail products MARGIN CAPITALIZATION • Conventional distillate and gasoline economics at Alabama Refinery • Leverage feedstock origination capabilities for lower cost, lower CI inputs • Phase II renewables project expansion expected in late 2024 RENEWABLE INVESTMENT • Conversion of Mobile Refinery hydrocracker • Increase renewables optionality in feedstocks and products • Expected opportunities for Renewable Diesel, Sustainable Aviation Fuel, and renewable hydrogen STRENGTHEN BALANCE SHEET • Reduce total debt prioritizing high - interest term loan and remaining convertible notes • Term loan prepayment option began on October 1, 2023 • Engaged BofA to assess alternatives for balance sheet improvement Staying loyal to our DNA as a development company while continuing to run/operate our assets.

APPENDIX

NON - GAAP RECONCILIATION 18 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput. In thousands Conventional Renewable Mobile Refinery Total Gross profit 86,185$ (8,515)$ 77,670$ Unrealized (gain) loss on hedging activities (4,620) (3,622) (8,242) Inventory valuation adjustments 13,225 (3,851) 9,374 Adjusted gross margin 94,790$ (15,988)$ 78,802$ Variable production costs attributable to cost of revenues 26,847 12,958 39,805 Depreciation and amortization attributable to cost of revenues 2,982 3,320 6,302 RINs 7,058 - 7,058 Realized loss on hedging activities 2,854 2,401 5,255 Financing costs 1,772 205 1,977 Other revenues (6,804) (524) (7,328) Fuel gross margin 129,499$ 2,372$ 131,871$ Throughput (bpd) 80,171 5,397 85,568 Fuel gross margin per barrel of throughput 17.56$ 4.78$ 16.75$ Total OPEX 17,720$ 11,445$ 29,165$ Operating expenses per barrel of throughput 2.40$ 23.05$ 3.70$ Three Months Ended September 30, 2023

NON - GAAP RECONCILIATION 19 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput. In thousands Conventional Renewable Mobile Refinery Total Gross profit 158,198$ (21,521)$ 136,677$ Unrealized (gain) loss on hedging activities (4,341) (709) (5,050) Inventory valuation adjustments 7,447 (106) 7,341 Adjusted gross margin 161,304$ (22,336)$ 138,968$ Variable production costs attributable to cost of revenues 76,785 13,035 89,820 Depreciation and amortization attributable to cost of revenues 9,477 5,338 14,815 RINs 48,583 - 48,583 Realized loss on hedging activities 1,265 3,689 4,954 Financing costs 3,980 263 4,243 Other revenues (12,347) (714) (13,061) Fuel gross margin 289,047$ (725)$ 288,322$ Throughput (bpd) 75,976 3,952 79,928 Fuel gross margin per barrel of throughput 13.94$ (1.00)$ 13.21$ Total OPEX 65,700$ 18,521$ 84,221$ Operating expenses per barrel of throughput 3.17$ 25.61$ 3.86$ Nine Months Ended September 30, 2023

NON - GAAP RECONCILIATION 20 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput. In thousands Conventional Renewable Mobile Refinery Total Gross profit 6,544$ (13,006)$ (6,462)$ Unrealized (gain) loss on hedging activities 849 2,913 3,762 Inventory valuation adjustments (4,246) 3,745 (501) Adjusted gross margin 3,147$ (6,348)$ (3,201)$ Variable production costs attributable to cost of revenues 28,686 77 28,763 Depreciation and amortization attributable to cost of revenues 3,351 2,018 5,369 RINs 25,410 - 25,410 Realized loss on hedging activities (1,150) 1,288 138 Financing costs (87) 58 (29) Other revenues (3,610) (190) (3,800) Fuel gross margin 55,747$ (3,097)$ 52,650$ Throughput (bpd) 76,330 2,490 78,820 Fuel gross margin per barrel of throughput 8.03$ (13.66)$ 7.34$ Total OPEX 23,299$ 7,076$ 30,375$ Operating expenses per barrel of throughput 3.35$ 31.23$ 4.23$ Three Months Ended June 30, 2023

NON - GAAP RECONCILIATION 21 Unaudited Reconciliation of Gross Profit (Loss) From Continued and Discontinued Operations to Adjusted Gross Margin, Fuel Gross Margin, Fuel Gross Margin Per Barrel of Throughput and Operating Expenses Per Barrel of Throughput. In thousands Conventional Renewable Mobile Refinery Total Gross profit 65,470$ -$ 65,470$ Unrealized (gain) loss on hedging activities (570) - (570) Inventory valuation adjustments (1,532) - (1,532) Adjusted gross margin 63,368$ -$ 63,368$ Variable production costs attributable to cost of revenues 21,252 - 21,252 Depreciation and amortization attributable to cost of revenues 3,144 - 3,144 RINs 16,115 - 16,115 Realized loss on hedging activities (439) - (439) Financing costs 2,295 - 2,295 Other revenues (1,933) - (1,933) Fuel gross margin 103,802$ -$ 103,802$ Throughput (bpd) 71,328 - 71,328 Fuel gross margin per barrel of throughput 16.17$ -$ 16.17$ Total OPEX 24,681$ -$ 24,681$ Operating expenses per barrel of throughput 3.84$ -$ 3.84$ Three Months Ended March 31, 2023

NON - GAAP RECONCILIATION 22 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands September 30, 2023 September 30, 2022 September 30, 2023 September 30, 2022 September 30, 2023 September 30, 2022 Net income (loss) $ 19,534 $ 22,172 $ (8,107) $ (42,421) $ 36,310 $ (47,771) Depreciation and amortization 8,929 5,623 22,085 13,157 27,847 15,088 Income tax expense (benefit) 12,231 - 3,754 - 1,265 - Interest expense 13,523 13,129 103,536 65,069 118,493 67,921 EBITDA $ 54,217 $ 40,924 $ 121,268 $ 35,805 $ 183,915 $ 35,239 Unrealized (gain) loss on hedging activities (8,348) (47,756) (5,233) (1,123) (4,256) (1,375) Inventory valuation adjustments 9,374 17,972 7,341 41,152 16,955 41,152 Gain on change in value of derivative warrant liability (4,621) (12,312) (5,036) (7,788) (5,069) (3,483) Stock-based compensation 769 378 1,502 951 2,125 1,201 (Gain) loss on sale of assets - - (70,881) - (70,558) (1,041) Acquisition costs - 2,889 4,308 16,526 4,309 20,092 Environmental clean-up reserve - - - 1,428 - 1,428 Other 132 (417) (1,022) (1,042) (8) 2,106 Adjusted EBITDA $ 51,523 $ 1,678 $ 52,247 $ 85,909 $ 127,413 $ 95,318 Three Months Ended Nine Months Ended Twelve Months Ended

NON - GAAP RECONCILIATION 23 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands Conventional Renewable Net income (loss) $ 65,161 $ (21,807) $ (1,489) $ 41,865 $ 912 $ (42,443) $ 335 Depreciation and amortization 3,718 3,341 297 7,356 1,407 166 8,929 Income tax expense (benefit) - - - - - 31,430 31,430 Interest expense 2,568 1,826 - 4,394 41 9,089 13,523 EBITDA $ 71,447 $ (16,640) $ (1,192) $ 53,615 $ 2,360 $ (1,758) $ 54,217 Unrealized (gain) loss on hedging activities (4,620) (3,622) (40) (8,282) (66) - (8,348) Inventory valuation adjustments 13,225 (3,851) - 9,374 - - 9,374 Gain on change in value of derivative warrant liability - - - - - (4,621) (4,621) Stock-based compensation - - - - - 769 769 (Gain) loss on sale of assets - - - - - - - Acquisition costs - - - - - - - Other - - - - 167 (35) 132 Adjusted EBITDA $ 80,052 $ (24,113) $ (1,232) $ 54,707 $ 2,461 $ (5,645) $ 51,523 Three Months Ended September 30, 2023 Mobile Refinery Legacy Refining & Marketing Total Refining & Marketing Black Oil and Recovery Corporate Consolidated

NON - GAAP RECONCILIATION 24 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands Mobile Refinery Legacy Refining & Marketing Total Refining & Marketing Black Oil Corporate Consolidated Net income (loss) $ 18,369 $ (2,251) $ 16,118 $ 7,638 $ (1,585) $ 22,171 Depreciation and amortization 3,693 268 3,961 1,431 231 5,623 Interest expense 3,536 - 3,536 (2) 9,595 13,129 EBITDA $ 25,599 $ (1,983) $ 23,616 $ 9,067 $ 8,241 $ 40,924 Unrealized (gain) loss on hedging activities (46,977) (775) (47,752) (4) - (47,756) Inventory valuation adjustments 17,972 - 17,972 - - 17,972 Gain on change in value of derivative warrant liability - - - - (12,312) (12,312) Stock-based compensation - - - - 378 378 Acquisition costs 2,889 - 2,889 - - 2,889 Other - - - (417) - (417) Adjusted EBITDA $ (517) $ (2,758) $ (3,275) $ 8,646 $ (3,693) $ 1,678 Three Months Ended September 30, 2022

NON - GAAP RECONCILIATION 25 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands Conventional Renewable Net income (loss) $ 79,686 $ (42,272) $ (3,924) $ 33,490 $ 50,929 $ (111,726) $ (27,306) Depreciation and amortization 11,685 5,373 790 17,848 3,733 504 22,085 Income tax expense (benefit) - - - - 19,199 3,754 22,953 Interest expense 10,604 2,195 - 12,799 126 90,612 103,536 EBITDA $ 101,975 $ (34,704) $ (3,134) $ 64,137 $ 73,987 $ (16,856) $ 121,268 Unrealized (gain) loss on hedging activities (4,341) (709) (82) (5,132) (101) - (5,233) Inventory valuation adjustments 7,447 (106) - 7,341 - - 7,341 Gain on change in value of derivative warrant liability - - - - - (5,036) (5,036) Stock-based compensation - - - - - 1,502 1,502 (Gain) loss on sale of assets - - - - (70,884) 3 (70,881) Acquisition costs - - - - - 4,308 4,308 Other - - - - (984) (38) (1,022) Adjusted EBITDA $ 105,081 $ (35,519) $ (3,216) $ 66,346 $ 2,018 $ (16,117) $ 52,247 Nine Months Ended September 30, 2023 Mobile Refinery Legacy Refining & Marketing Total Refining & Marketing Black Oil and Recovery Corporate Consolidated

NON - GAAP RECONCILIATION 26 Unaudited Reconciliation of EBITDA and Adjusted EBITDA to Net loss from Continued and Discontinued Operations In thousands Mobile Refinery Legacy Refining & Marketing Total Refining & Marketing Black Oil Corporate Consolidated Net income (loss) $ (5,593) $ (2,147) $ (7,740) $ 40,399 $ (75,080) $ (42,421) Depreciation and amortization 7,416 707 8,123 4,305 729 13,157 Interest expense 6,768 - 6,768 4 58,297 65,069 EBITDA $ 8,591 $ (1,440) $ 7,151 $ 44,708 $ (16,054) $ 35,805 Unrealized (gain) loss on hedging activities (76) (68) (144) (979) - (1,123) Inventory valuation adjustments 41,152 - 41,152 - - 41,152 Gain on change in value of derivative warrant liability - - - - (7,788) (7,788) Stock-based compensation - - - - 951 951 Acquisition costs 11,967 - 11,967 - 4,559 16,526 Environmental clean-up reserve 1,428 - 1,428 - - 1,428 Other - - - (1,042) - (1,042) Adjusted EBITDA $ 63,062 $ (1,508) $ 61,554 $ 42,687 $ (18,332) $ 85,909 Nine Months Ended September 30, 2022

NON - GAAP RECONCILIATION 27 Unaudited Reconciliation of Long - Term Debt to Net Long - Term Debt and Net Leverage In thousands September 30, 2023 September 30, 2022 December 31, 2022 Long-Term Debt: Senior Convertible Note $ 15,230 $ 95,178 $ 95,178 Term Loan 2025 148,013 165,000 165,000 Finance lease liability long-term 66,751 44,339 45,164 Finance lease liability short-term 2,297 1,155 1,363 Insurance premiums financed 10,071 10,449 5,602 Long-Term Debt and Lease Obligations $ 242,362 $ 316,121 $ 312,307 Unamortized discount and deferred financing costs (29,983) (86,384) (81,918) Long-Term Debt and Lease Obligations per Balance Sheet 212,379$ 229,737$ 230,389$ Cash and Cash Equivalents (75,705) (117,464) (141,258) Restricted Cash (3,605) (4,929) (4,929) Total Cash and Cash Equivalents $ (79,310) $ (122,393) $ (146,187) Net Long-Term Debt 163,052$ 193,728$ 166,120$ Adjusted EBITDA $ 127,413 $ 95,318 $ 161,000 Net Leverage 1.3x 2.0x 1.0x As of